Exhibit 10.13

SAMSUNG BIOLOGICS CO., LTD.

PRODUCT SPECIFIC AGREEMENT – COMMERCIAL PRODUCT DRUG SUBSTANCE

This Product Specific Agreement (this “PSA”) is made effective as of June 21, 2024 (the “PSA Effective Date”) by and between Kiniksa Pharmaceuticals (UK), Ltd., a private company organized under the laws of England and Wales with a Swiss branch office located at Grafenaustrasse 5, 6300 Zug, Switzerland (“Client”) and Samsung BioLogics Co., Ltd., a Korean corporation having its principal place of business at 300, Songdo bio-daero, Yeonsu-gu, Incheon, 21987, Republic of Korea (“SBL”). Client and SBL are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Client and SBL entered into a Master Services Agreement effective June 21, 2024 (the “MSA”) and whereas pursuant to Section 2.1 of the MSA, the Parties wish to enter into this PSA whereby SBL will provide certain Services as detailed herein;

NOW, THEREFORE, the Parties agree as follows:

1.	Relationship to the MSA. All capitalized terms not defined in this PSA will have the meanings given to them in the MSA. This PSA is hereby incorporated by reference into the MSA.
2.	Definitions
a.

“Annual Forecast” means, for any particular Year, Client’s annual projection of its requirement for delivery of Batches of Commercial Product during such Year. For the avoidance of doubt, the Parties acknowledge and agree that while the PPQ Batches and PAI Batches may be used for commercial purposes, they are excluded from any Annual Forecast.

b.

“Campaign” means a series of Batches of the Product that are produced in sequence at the Facility followed by validated cleaning of such equipment and purification suite, and for the purposes of counting the number of Product batches in a Campaign in a given period, the start date of such Campaign shall be the determining factor. A Campaign will be deemed to end upon the completion of such cleaning.

c.

“Firm Period” means (a) the first [***] of the [***]Year Forecast accepted by SBL, and the first [***] of the Quarterly Forecast accepted by SBL, during which period the Forecast shall be [***] firm and binding on both Parties and (b) the [***] of the [***]Year Forecast accepted by SBL, during which period the Forecast shall be [***] as described in Section 5(d)(i)(4) below.

d.	“[***]Year Forecast” has the meaning set forth in Section 5(d)(i)(1).
e.

“New Batch” means any Batch of Commercial Product that is requested to be delivered in the Quarter newly entering the Quarterly Forecast (i.e., the Quarter that was not covered by the prior Quarterly Forecast).

f.

“Product Purchase Commitment Shortfall” means the difference between the Product Purchase Commitment for any particular Year and the number of Batches of Commercial Product actually purchased by Client in such Year.

g.	“Quarterly Forecast” means Client’s projection of its requirement for delivery of Batches of Commercial Product in each Quarter over a period of [***] quarters, on a rolling basis. For

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10)(iv). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

the avoidance of doubt, the Parties acknowledge and agree that while the PPQ Batches and PAI Batches may be used for commercial purposes, they are excluded from any Quarterly Forecast. For the sake of clarity, the Quarterly Forecast is intended to specify delivery date(s) for the amount of Commercial Product specified in the first [***] of the [***]Year Forecast.

h.	“Year” means each one (1) year period that begins on January 1 and ends on December 31.
3.	General Information.
a.	Commercial Product: Arcalyst (rilonacept) Commercial Product Formulated Drug Substance.
b.

Commercial Product Indications: As of the PSA Effective Date, indicated in the United States for Cryopyrin-Associated Periodic Syndromes (CAPS), Deficiency of Interleukin-1 Receptor Antagonist (DIRA), and Recurrent Pericarditis (RP)

c.	Cell Line: [***]
d.	Manufacturing Facility: [***]
4.	Raw Materials.
a.	Client Materials.
i.	List: See Exhibit A: Client Materials
ii.	Handling Fee: [***] of the invoice of third party suppliers from whom Client purchased the Client Materials.

iii.Timing of provision of Client Materials to SBL: [***].

b.

Raw Materials. As set forth in Section 4.6.1 of the MSA, the Parties shall finalize the categorization of Raw Materials to be used in performing the Services of this PSA into (i) Common Raw Materials, and (ii) Specialized Raw Materials, which list shall form part of this PSA as Exhibit B.

i.	Handling fee for Common Raw Materials to be procured by SBL at Client’s expense: [***]
ii.	Handling fee for Specialized Raw Materials (typically resins, media, and specialized filters) to be procured by SBL at Client’s expense: [***]

iii.Handling fee for [***]

The foregoing handling fees shall cover costs related to Raw Material handling, including but not limited to testing, registration and storage.

5.	Technology Transfer, Manufacturing, and Supply Services. SBL shall perform the Services as set forth in this Section 5.
a.	Services. SBL shall provide the Services as set forth in Exhibit D in accordance with this PSA.
b.	Service Fees and Invoicing. In consideration for SBL’s performance of the Services pursuant to this Section 5, Client shall pay the Service Fees as set forth in Exhibit C.

Additional Service Fees and costs may be detailed in an amendment to this PSA or in accordance with the MSA. Service Fees shall be invoiced as follows:

Service	Timing of Invoicing
Project Management	Invoiced [***]
Batches	[***] invoiced at OOF of the Batch and [***] invoiced upon SBL’s release of the Batch
Services other than Batch Manufacturing and Project Management	[***] invoiced upon initiation of the Service and [***] invoiced after SBL’s completion of the Service with “initiation” and “completion” being acknowledged in writing by Client
Specialized Raw Materials

Invoiced to Client [***]. When negotiating with vendors to purchase Specialized Raw Materials, SBL shall use Commercially Reasonable Efforts to keep any deposits or upfront payments as low as possible

Common Raw Materials	The cost of the Common Raw Materials will be charged [***] and will be invoiced [***] upon its consumption

A.

Excess Production. If, in the course of manufacturing pursuant to a Client Purchase Order, SBL manufactures more than the amount ordered in the Client’s Purchase Order due to the mutually agreed manufacturing plan (i.e., Client wishes to do at scale production with a back-up batch), then Client shall either revise its original Purchase Order to account for the additional batch(es) or issue a new Purchase Order to cover the additional batch(es).

B.	Technology Transfer. In the course of performing Technology Transfer required under this PSA, Client may [***]

C.	Forecasts / Purchase Orders
i.	[***] Year Forecast
1.

By [***] of each Year of the PSA term, Client shall provide to SBL a rolling Annual Forecast for the next [***] Years (the “[***] Year Forecast”). For the sake of clarity, (A) Client provided to SBL the first [***] Year Forecast on [***] and (B) Client does not have to specify any quantities in the [***] Year Forecast for time periods beyond December 31, 2031 (i.e., the [***] Year Forecast may not always cover a full [***] year period).

2.

Within [***] days of receipt of any [***] Year Forecast, SBL shall provide a written acceptance or comments. Upon SBL’s written acceptance, the applicable Firm Period shall be firm and binding as to the total number of Batches of Commercial Product that are to be delivered in each Year of the Firm Period.

3.

If SBL provides comments on the [***] Year Forecast (rather than acceptance), then the Parties shall further discuss in good faith to agree on the [***] Year Forecast that can be accommodated based on SBL’s available capacity.

4.

The [***] Year of each [***] Year Forecast shall be partially binding on Client as follows: when the [***] Year of any [***] Year Forecast becomes the [***] Year of the next [***] Year Forecast, such [***] Year must forecast between [***] of the [***] Year of the previous [***] Year Forecast. For clarity, both SBL and Client agree that the [***] Year Forecasts will include quantities measured only in [***]. By way of example only, [***].

5.

Each [***] Year Forecast issued by Client shall be consistent with the Product Purchase Commitment and the previously issued [***] Year Forecast in terms of Batches of Commercial Product forecasted for each Year falling in the Firm Period of the [***] Year Forecast.

6.

Notwithstanding anything to the contrary, upon Client’s request, SBL shall use Commercially Reasonable Efforts to Manufacture Batches in excess of the number of Batches set forth in any Firm Period, subject to SBL’s existing commitments.

ii.	Quarterly Forecast
1.

At least [***] days prior to start of each Quarter of the PSA term during which SBL is Manufacturing Commercial Product, Client shall provide to SBL a rolling Quarterly Forecast that begins with such Quarter.

2.

The Quarterly Forecast shall set forth the Batches of Commercial Product that are requested by Client to be delivered in each Quarter of the Quarterly Forecast. Quarterly Forecasts shall be consistent with the then-current [***] Year Forecast when requesting Batches to be delivered in a Quarter falling in the Firm Period of any [***] Year Forecast. If there is a conflict between any Quarterly Forecast and any [***] Year Forecast regarding a binding amount, the [***] Year Forecast shall supersede unless agreed to in writing by SBL.

iii.Delivery Schedule and Purchase Orders

1.

Each time Client submits a Quarterly Forecast to SBL pursuant to Section 5(d)(ii), SBL and Client shall discuss in good faith the Manufacturing schedule for each New Batch. The Parties shall discuss in good faith for up to [***] days and shall agree upon a Manufacturing schedule for the New Batches covered by the Quarterly Forecast, upon which Client shall issue a binding Purchase Order for each New Batch, consistent with the Parties’ agreement and the Quarterly Forecast. The Purchase Order shall detail the New Batches requested, and estimated delivery date(s) for such New Batches, which delivery date shall be finalized upon SBL’s release of the New Batches pursuant to Section 4.12 of the MSA.

2.

When deciding a Manufacturing schedule for the New Batches, the Parties agree that (a) all Manufacturing shall be on a [***] Campaign per Year basis, and (b) if there is more than [***] Campaign per Year scheduled as a result of a Quarterly Forecast, then Client will be subject to a product changeover fee of $[***] per additional Campaign. If the Parties agree to add additional Batches to a Campaign that was already scheduled pursuant to a previous Quarterly Forecast, Client shall re-issue the previously issued Purchase Orders to align with such new agreement, but will not be subject to a product changeover fee. SBL will use Commercially Reasonable Efforts to accommodate additional Batches into a Campaign that was already scheduled pursuant to a previous Quarterly Forecast. The Service Fee for any Batch in an additional Campaign in a single Year will be calculated based on the number of Batches in such additional Campaign.

3.

The Parties agree and acknowledge that actual yields of Formulated Drug Substance per Batch may vary, even when Manufactured in accordance with the Manufacturing Process. For the sake of clarity, the Service Fee per Batch identified in Exhibit C will not vary based on the actual yield of Formulated Drug Substance produced in accordance with the Manufacturing Process.

D.	Reserved Capacity and Product Purchase Commitment
i.

Reserved Capacity during Technology Transfer. As part of the Reserved Capacity for Client, SBL shall reserve in the Facility the following manufacturing slots solely on behalf of Client to carry out the Services described below and SBL agrees not to offer such Reserved Capacity to any third parties:

1.	[***] ;
2.	[***]; and
3.	[***].

Within [***] days after the PSA Effective Date, Client shall issue Purchase Orders for the [***], which are not covered by the first [***] Year Forecast submitted by Client pursuant to Section 5(d)(i) above. Such Purchase Orders shall be fully binding on a minimum take or pay basis.

ii.	Product Purchase Commitment for Commercial Product.
1.	Client’s Product Purchase Commitment for Years [***] is [***] Batches of Commercial Product.
2.	Client’s Product Purchase Commitment for Years [***] is [***] Batches of Commercial Product.
iii.	Product Purchase Commitment Shortfall. During each of Years [***], both inclusive, Client shall pay SBL, on a minimum take or pay basis, for the greater of (a) [***], and (b) [***].
iv.

Product Purchase Commitment Shortfall. During each of Years [***], Client shall pay to SBL the Service Fees for a Commercial Campaign and the costs of Raw Materials actually incurred by SBL (and associated handling fees and reimbursable expenses or costs) in preparation for a Commercial Campaign, that are applicable to any Product Purchase Commitment Shortfall, if any, provided that Client’s obligation to pay for such Raw Materials shall be [***]. For any Year for which a Product Purchase Commitment Shortfall payment is owed to SBL, SBL shall invoice Client for the Product Purchase Commitment Shortfall on December 31 of such Year, and Client shall pay such invoice in accordance with Section 8.3 of the MSA.

v.	Delay in Use of Reserved Capacity.

The Parties acknowledge that the Technology Transfer process for Product may not always proceed in accordance with the expected schedule and that there may be hurdles to overcome including, without limitation, delays in Raw Material procurement, unexpected results during processes and methods transfer, and additional studies needed to achieve comparability. The Parties agree to collaborate in good faith to overcome such hurdles with the intention of SBL successfully manufacturing Commercial Product for Client.

Notwithstanding anything to the contrary in the MSA or this PSA, Client is not responsible for any delay in using the Reserved Capacity within each timeframe set forth in this PSA to the extent such delay is due to [***]. If there is a delay in Client’s timing for the use of the Reserved Capacity [***]. For clarity and notwithstanding the above, the delay in Client’s use of the Reserved Capacity due to subsection (c) above shall be allowed [***].

If the FDA does not approve SBL as a manufacturer for Batches of Commercial Product (other than the Regulatory Approvals, which will be obtained or maintained by Client) due to [***], Client shall not be responsible for any Reserved Capacity that was dedicated to Manufacturing Commercial Batches.

vi.

Mitigation. Notwithstanding any provision to the contrary in the MSA or this PSA, if Client is unable to use its Reserved Capacity [***]. Notwithstanding any provision to the contrary set forth in the MSA or this PSA, the Parties agree and acknowledge that, in order to protect Confidential Information including that of other stakeholders such as SBL’s other clients and to avoid challenges, costs, and risks associated with producing evidence and details thereof, SBL shall be under no obligation to provide any evidence or details of a resale or none thereof, and instead, the Parties shall, based on mutual trust and relying on each other’s duty of good-faith, neither demand nor investigate evidence of resale or no resale by SBL.

6.	Batch Failure. The Parties shall be responsible for the costs related to Batch Failure pursuant to Section 4.11 of the MSA (Batch Failure during Manufacture).
7.	Regulatory Approvals. The Regulatory Approvals covered by this PSA are post approval changes (as described in Exhibit D).
8.	Storage.
a.

Storage of Formulated Drug Substance following the time period of [***] days after Client’s receipt of Batch Related Documents shall be charged to Client at the rate of $[***] per pallet at [***] °C per month.

b.

The Parties will discuss whether SBL should store certain materials considered necessary to support Development or Manufacturing Services. If Client determines that storage of certain materials is no longer necessary, this determination will be captured in a Decision Memo and such materials will either be destroyed by SBL or provided to Client at Client’s expense.

9.

Limitation of Liability. Each Party’s maximum aggregate liability to compensate the other Party for all Damages under this PSA will be set on a per Year basis and for the Year in which the cause of such liability lies or exists (whether in contract, tort, strict liability, statute, or otherwise) and shall be limited to [***], except that (i) for either Party’s indemnification obligations to the other Party under Article 12 of the MSA (Indemnification), the maximum aggregate liability shall be limited to [***] and (ii) for either Party’s fraud, gross negligence or willful misconduct, the maximum aggregate liability shall be limited to [***].

10.

Term. This PSA will commence as of the PSA Effective Date and will continue in full force and effect until the later of (a) the completion of all Services contemplated by this PSA or (b) December 31, 2031, unless earlier terminated in accordance with the termination provisions of the MSA. Prior to the expiration of this PSA, the Parties shall use Commercially Reasonable Efforts to negotiate in good faith and enter into a new Product Specific Agreement that would govern SBL’s provision of Manufacturing Services as required by Client for the Commercial Product for Years after 2031.

The Parties have entered into this PSA as of the PSA Effective Date by their respective duly authorized representatives.

SAMSUNG BIOLOGICS CO., LTD.		KINIKSA PHARMACEUTICALS (UK), LTD.

By:	/s/John Rim	By:	/s/Vincent Lévêque
Name:	John Rim	Name:	Vincent Lévêque
Title:	CEO & President	Title:	Branch Manager of Swiss branch office

Exhibit A: Client Materials

[***]

Exhibit B: Specialized Materials

[***]

Exhibit C: Service Fees

[***]

Exhibit D: Estimated Timeline & DS Scope of Work (10,000L)

[***]